Exhibit 99.1

Joint Filer Information

Name			Address
Eaturna LLC		8635 Kittyhawk Avenue, Los Angeles, CA 90045
Eaturna Holdings LLC	1250 4th Street, 5th Floor, Santa Monica, CA 90401
Good Tasting LLC	1250 4th Street, 5th Floor, Santa Monica, CA 90401
Lori A. Milken		c/o RFG Financial Group Inc.,
			1250 4th Street, Suite 580, Santa Monica, CA  90401
Michael R. Milken	1250 4th Street, Santa Monica, CA 90401

Designated Filer:	Eaturna LLC

Issuer and Ticker Symbol: 	Grill Concepts, Inc.  (GRIL)

Date of Event Requiring Statement: 	March 6, 2007

The shares of common stock of the Issuer reported on this Form 3 are held of record by Eaturna LLC ("Eaturna"). Together, Eaturna Holdings LLC ("Eaturna Holdings") and Good Tasting LLC ("Good Tasting") can elect a majority of the members of the board of directors of Eaturna, and in such capacity may be deemed to share beneficial ownership of any of the shares of common stock of the Issuer owned of record by Eaturna, but disclaim beneficial ownership of these securities, except to the extent of their respective pecuniary interests
therein.   As the controlling member of Eaturna Holdings and the sole member of
Good Tasting, Lori A. Milken ("Ms. Milken") may be deemed to share beneficial ownership of any of the shares of common stock of the Issuer that Eaturna Holdings or Good Tasting may beneficially own or be deemed to beneficially own, but disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein. Michael R. Milken ("Mr. Milken") is the spouse of Ms. Milken. Mr. Milken may be deemed to share the power to vote and dispose of any of the shares of common stock of the Issuer that Ms. Milken, Eaturna Holdings or Good Tasting may beneficially own or be deemed to beneficially own, but disclaims beneficial ownership of these securities. Mr. Milken does not have any pecuniary interest in the securities.

Each of the Reporting Persons listed above hereby designates Eaturna as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.


	Eaturna LLC

	/s/ Stanley E. Maron
	By: Stanley E. Maron
	Its: Manager
	*Signature of Reporting Person		Date:	March 14, 2007


	Eaturna Holdings LLC

	/s/ Ralph Finerman
	By: Ralph Finerman
	Its: Manager
	*Signature of Reporting Person		Date:	March 14, 2007


	Good Tasting LLC

	/s/ Ralph Finerman
	By: Ralph Finerman
	Its: Manager
	*Signature of Reporting Person		Date:	March 14, 2007


	Lori A. Milken

	/s/Lori A. Milken
	By: Lori A. Milken, an individual
	*Signature of Reporting Person		Date:	March 14, 2007


	Michael R. Milken

	/s/Michael R. Milken
	By: Michael R. Milken, an individual
	*Signature of Reporting Person		Date:	March 14, 2007